RESTRICTED STOCK AWARD CERTIFICATE

Date of Issuance:	Number of Shares:

THIS IS TO CERTIFY that InfoSearch Media, Inc., a Delaware corporation (the “Company”) has granted you (the “Grantee”) the right to receive shares (the “Shares”) of common stock, par value $0.001, of the Company (the “Common Stock”) pursuant to the terms, conditions and restrictions contained in the MAC Worldwide, Inc. 2004 Stock Option Plan (the “Plan”) and the Restricted Stock Award Agreement attached hereto, as follows:

Name of Grantee

Address of Grantee

Grant Date

Vesting Schedule

By executing this Restricted Stock Award Certificate (the “Award Certificate”), you hereby agree to be bound by, and receive the Shares subject to, all of the terms and conditions of the Restricted Stock Award Agreement, attached hereto, and the Plan both of which are incorporated herein by reference.

All capitalized terms not defined in this Award Certificate have the meaning ascribed to them in the Restricted Stock Award Agreement.

IN WITNESS WHEREOF, the Grantee has duly executed this Award Certificate as of this __ day of May, 2005.

GRANTEE
By:_______________________________

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is between InfoSearch Media, Inc., a Delaware corporation (the “Company”), and _____________, a director, employee or consultant of the Company (the “Grantee”).

Pursuant to the MAC Worldwide, Inc. 2004 Stock Option Plan (the “Plan”), the Board of Directors of the Company (the “Board”) has authorized the grant to Grantee of the right to receive shares of the Company’s common stock, par value $0.001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Agreement, the Stock Award Certificate attached hereto (the “Award Certificate”) and the Plan (such grant referred to herein as the “Award”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Restricted Stock Award / Vesting. _______________________By Grantee’s execution of the Award Certificate, Grantee agrees to accept the Award granted pursuant to the Award Certificate and this Agreement subject to the terms, conditions and restrictions provided in the Plan, the Award Certificate and this Agreement. The Company shall issue one or more stock certificates representing the Shares (the “Stock Certificate”) as provided herein.

2. Restrictions on Shares.

(a) Restriction on Transfer of Unvested Shares. Grantee shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any unvested Shares, or any interest therein, except as permitted by this Agreement. The Grantee may transfer unvested Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Grantee and/or Approved Relatives; provided, however, that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement, the Award Certificate and the Plan; or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that the securities or other property received by the Grantee in connection with such transaction shall remain subject to this Agreement.

(b) Deposit of Unvested Shares. All unvested Shares shall be deemed deposited by the Grantee with the Company to hold until such time as the Shares become vested. The Company shall deliver to Grantee a Stock Certificate representing Shares which have become vested and exercisable pursuant to the terms of this Agreement as soon as reasonably practicable upon the vesting date of such Shares, or as otherwise agreed to by the parties, to the Grantee’s address of record as reflected in the records of the Company’s transfer agent, if any, and if the Company transfers its own securities as reflected in the Company’s own records.

(c) Restrictive Legend. The Company shall place legends, or cause such legends to be placed by its transfer agent, in a form substantially the same as that set forth below on any Stock Certificate issued to Grantee by the Company which evidences unvested Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

Additionally, the Company shall place, or cause to be placed, on any Stock Certificate issued to Grantee any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation of Bylaws, any other agreement between the Grantee and the Company or any agreement between the Grantee and any third party:

(d) Stop-Transfer Instructions. Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(e) Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or to treat as owner of such Shares any such transferee, or to accord the right’s of a stockholder to such a transferee including but not limited to the right to vote or to receive dividends or other distributions with respect to such Shares.

3. Adjustments for Stock Splits, Stock Dividends, etc. If from time to time there is any stock split, stock dividend, stock distribution or other reclassification of the Common Stock, any and all new, substituted or additional securities to which the Grantee is entitled by reason of Grantee’s ownership of the Shares shall be immediately subject to the restrictions on transfer and the other provisions of this Agreement in the same manner and to the same extent as the Shares.

4. Adjustments for Merger or Consolidation. Upon the occurrence of any merger or consolidation of the Company with or into another entity the result of which is the conversion or exchange of all of the Common Stock for the right to receive cash, securities or other property or any exchange of all of the Common Stock for cash, securities or other property pursuant to a share exchange transaction, the rights of the Company shall inure to the benefit of the Company’s successor and the conditions and restrictions on the Shares provided for herein shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such transaction in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with such a transaction, a portion of the cash, securities or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities or other property that is not subject to escrow.

5. Representations and Warranties of Grantee.

The Grantee hereby represents and warrants to the Company as follows:

(a) On issuance of the Shares, the Grantee shall receive the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended, or any rule or regulation under such Act.

(b) The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the transactions contemplated herein and to make an informed investment decision with respect to such transactions.

(c) The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(d) The Grantee has received a copy of the Plan and has read and understands the terms of the Plan, the Award Certificate and this Agreement, and agrees to be bound by their terms and conditions.

(e) Grantee acknowledges that there may be adverse tax consequences upon the vesting of Shares or disposition of the Shares once vested, and that Grantee should consult a tax advisor prior to such time.

6. Taxes

(a) Withholding Taxes. Grantee agrees that, no later than the first to occur of (i) the date as of which the restrictions shall lapse with respect to all or any of Shares covered by this Agreement or (ii) the date required by Section 7(b) below, Grantee shall pay to the Company in cash any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Shares for which the restrictions shall lapse. If Grantee fails to make such payments, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Grantee any federal, state or local taxes required by law to be withheld with respect to such Shares.

(b) Section 83(b) Election. Grantee may elect, within 30 days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the fair market value of the Shares less the amount, if any, paid by the Grantee (other than by prior services) for the shares granted hereunder pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended. In connection with any such Section 83(b) election, Grantee shall pay to the Company, or make such other arrangements satisfactory to the Board of Directors of the Company to pay to the Company based on the fair market value of the Shares on the Grant Date, any federal, state or local taxes required by law to be withheld with respect to such Shares at the time of such election. If Grantee fails to make such payments, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Grantee any federal, state or local taxes required by law to be withheld with respect to such Shares. THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

(c) Tax Advice. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

7. Compliance with Laws and Regulations. The issuance and transfer of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of the NASD’s OTC Bulletin Board or any stock exchange on which the Common Stock may be listed at the time of such issuance or transfer.

8. Miscellaneous.

(a) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Grantee any right to employment in any position with the Company. The Grantee acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of engagement as an employee for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of the Company.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth herein.

(e) Notice. Any notice required or contemplated by this Agreement shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices 4086 Del Rey Avenue, Marina Del Rey, California 90292, Attention: Chief Financial Officer, or to the Grantee at the name and address set forth in the Award Certificate.

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Grantee.

(i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(j) Grantee’s Acknowledgements. The Grantee acknowledges that he: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Grantee’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY InfoSearch Media, Inc.
By: Frank Knuettel, II
Title: Chief Financial Officer

GRANTEE